Exhibit 1.1 EXECUTION COPY

ATM EQUITY OFFERINGSM SALES AGREEMENT

___________________________________

COMMON STOCK, $0.01 PAR VALUE PER SHARE

DATED JUNE 17, 2008

MERRILL LYNCH & CO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

RASER TECHNOLOGIES, INC.

Common Stock (par value $.01 per share)

ATM EQUITY OFFERINGSM SALES AGREEMENT

June 17, 2008

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

4 World Financial Center New York, New York 10080

Ladies and Gentlemen:

     Raser Technologies, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, (the “Agent”), as follows: Section 1. Description of Securities. The Company proposes to issue and sell from time to time through the Agent, as sales agent, shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), on the terms set forth in Section 3 of this ATM Equity OfferingSM Sales Agreement (this

“Agreement”).

     The Company filed on May 30, 2008, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-151330), including a base prospectus, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) which supplements the base prospectus included as part of such registration statement. The Company has furnished to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and also including any other registration statement filed pursuant to Rule 462(b) under the Securities Act, collectively, are herein called the “Registration Statement,” and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

     Section 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, any applicable date referred to in Section 4(b), each Filing Date (as defined in Section 3 below), each Applicable Time (as defined below) and each Settlement Date (as defined in Section 3 below):

(a) Registration Statement and Prospectus

     The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act. The Prospectus has named the Agent as an underwriter, acting as principal and/or agent that the Company might engage in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use or effectiveness of the Registration Statement, or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of each of the Registration Statement and of each amendment thereto for the Agent) have been delivered to the Agent and its counsel. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act. The Common Stock is currently listed on the NYSE Arca exchange under the symbol “RZ.”

(b) Compliance with Registration and Exchange Act Requirements

     Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, on the date hereof and at each Applicable Time and Settlement Date, conformed or will conform in all material respects with the requirements of the Securities Act. Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Omission

     As of each Applicable Time neither (x) the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to such Applicable Time, nor (y) the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

     “Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

     “Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through any relevant Applicable Time and the related Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.

(d) Incorporated Documents

     The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with the other information the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Financial Statements

     The financial statements, together with the related schedules and notes, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in Registration Statement. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

(f) Offering Materials Furnished to the Agent

     Any prospectus and the General Disclosure Package delivered to the Agent for use in connection with the offering of Shares pursuant to this Agreement will be, identical to the versions of the Prospectus and the General Disclosure Package, respectively, created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(g) No Material Adverse Change in Business

     Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(h) Good Standing of the Company

     The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(i) Good Standing of Designated Subsidiaries

     Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each subsidiary listed on Schedule A hereto (each a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary. The other subsidiaries of the Company other than Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(j) Absence of Defaults and Conflicts

     Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(k) Capitalization

     The actual, authorized, issued and outstanding number of shares of Common Stock of the Company is as set forth in the section entitled “Description of Capital Stock” in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus); there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and except for options granted under, or contracts or commitments pursuant to, the Company’s previous or currently existing stock option and other similar officer, director or employee benefit plans. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(l) Authorization of Agreement

This Agreement has been duly authorized, executed and delivered by the Company.

(m) Description of Common Stock

     The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.

(n) Authorization of the Shares

     The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim.

(o) Absence of Further Requirements

     No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained.

(p) No Preferential Rights

     No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issue and sale of the Shares to the Agent hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Shares or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Shares or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

(q) Independent Accountants

     Hein & Associates LLP and Tanner LC (each an “Accountant” and together, the “Accountants”), the accountants who certified the financial statements and supporting schedules included in the Registration Statement are and, during the periods covered by their reports, were independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder.

(r) Possession of Licenses and Permits

     The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(s) Accuracy of Disclosures and Exhibits

     The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and third parties expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(t) Absence of Proceedings

     Except as described in the Registration Statement, the General Disclosure Package, and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(u) Absence of Manipulation

     Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v) Broker/Dealer Relationships

     Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA.

(w) No Reliance

     The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(x) Payment of Taxes

     All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2006 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(y) Possession of Intellectual Property

     The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and, except as described in Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(z) Accounting Controls

     The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) Disclosure Controls

     The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the

Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(bb) Compliance with the Sarbanes-Oxley Act

     There is and has been no failure on the part of the Company or (except to the extent that such failure would not reasonably be expected to cause a Material Adverse Effect) any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) Insurance

     The Company and its subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(dd) Environmental Laws

     Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

(ee) Finder’s Fees

     The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Agent pursuant to this Agreement.

(ff) Absence of Labor Dispute

     No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(gg) Payment of Funds

     Neither the Company nor, to the knowledge of the Company, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus that is not so described.

(hh) Title of Property

     The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

(ii) ERISA Compliance

     The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or any of its subsidiaries is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(jj) Investment Company Act

     The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk) No Improper Relationships

     No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders or directors of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described.

(ll) Related Party Transactions

     Since the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not entered into or made a material modification to any relationship, direct or indirect, between or among any of the Company or its subsidiaries or any affiliate of the Company or its subsidiaries, on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them (including any member of their immediate family), on the other hand, which is required to be described in the Company’s

Annual Report on Form 10-K for the year ended December 31, 2007 (or incorporated therein by reference to the Company’s Definitive Proxy Statement filed in connection with the Company’s 2008 Annual Meeting of Stockholders) which is not described in the Registration Statement, the General Disclosure Package and the Prospectus.

(mm) Foreign Corrupt Practices Act

     Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn) Money Laundering Laws

     The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company after due inquiry, threatened.

(oo) OFAC

     Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp) Pending Proceedings and Examinations

     The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(qq) Regulation M

     The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(rr) Listing

     The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The outstanding shares of Common Stock and the Shares being sold hereunder will have been approved for listing, subject only to official notice of issuance, on the NYSE Arca exchange.

(ss) Statistical and Market Related Data

     Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and where required by law the Company has obtained the written consent to the use of such data from such sources.

(tt) Other Agency Agreements

     The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of the Shares and the equity shelf program established by this Agreement.

(uu) Certificates

     Any certificate signed by any officer of the Company delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

     Section 3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, as sales agent, and the Agent agrees to use its reasonable efforts to sell as sales agent for the Company, the Shares.

     The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a trading day for the NYSE

Arca exchange (other than a day on which the NYSE Arca exchange is scheduled to close prior to its regular weekday closing time). The Company will designate the maximum amount of Shares sought to be sold by the Agent daily as reasonably agreed to by the Agent and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell all of the Shares so designated by the Company.

     Notwithstanding the foregoing, the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its reasonable efforts to sell, any Shares at a price lower than the minimum price therefor designated from time to time by the Company’s board of directors and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Under no circumstances shall the number of Shares sold pursuant to this Agreement exceed the number set forth in Section 1 or the number of shares of Common Stock available for issuance under the currently effective Registration Statement.

     If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

     The Agent hereby covenants and agrees not to make any sales of Shares on behalf of the Company other than by means of ordinary brokers’ transactions between members of the NYSE Arca exchange that qualify for delivery of a Prospectus to the NYSE Arca exchange in accordance with Rule 153 under the Securities Act.

     The gross sales price of any Shares sold under this Agreement shall be the market price for shares of the Company’s Common Stock sold by the Agent under this Agreement on the NYSE Arca exchange at the time of such sale. The compensation payable to the Agent for sales of Shares shall be equal to 2.00% of the gross sales price of the Shares sold pursuant to this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

     The Agent shall provide written confirmation to the Company following the close of trading on the NYSE Arca exchange each day in which Shares are sold under this Agreement setting forth the amount of Shares sold on such day, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales.

     Settlement for sales of Shares will occur on the third business day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by free delivery of Shares to the Agent’s account at The Depository Trust Company in return for payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate.

     At each Applicable Time, each Settlement Date and each Filing Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with the Agent that on or prior to the earlier of (x) four business days after any date on which the Company shall file an annual report on Form 10-K or quarterly report on Form 10-Q in respect of any quarter in which sales of Shares were made by the Agent under this Agreement or (y) to the extent there shall be an Applicable Time on or following such filing date referred to in clause (x), prior to such Applicable Time, (each such date, a “Filing Date”), the Company will (i) affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement, (ii) file a prospectus supplement to the Prospectus included as part of the Registration Statement with the Commission under the applicable paragraph of Rule 424(b) of the Securities Act, which prospectus supplement will set forth, with regard to such quarter, the number of Shares sold through the Agent under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agent with respect to sales of Shares pursuant to this Agreement and (iii) deliver such number of copies of each such prospectus supplement to the NYSE Arca exchange as are required by such exchange. Any obligation of the Agent to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company, and the performance by the Company of its obligations, set forth in this Agreement and to the continuing satisfaction of the additional conditions specified in Sections 4 and 5 of this Agreement.

     Section 4. Covenants of the Company. The Company hereby covenants and agrees with the Agent that:

     (a) During the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission or has become effective or any subsequent supplement to the Prospectus has been filed. The Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in the opinion of the Agent or the external counsel of the Agent, is necessary in order that the Registration Statement or Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (with respect to the Prospectus only, in the light of the circumstances existing at the time it is delivered to a purchaser), or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend, supplement the Prospectus or deliver any free writing prospectus in order to comply with the requirements of the Securities Act in connection with the distribution of the Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement). The Company will not file any amendment or supplement to the Registration Statement or the Prospectus, during the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, unless a copy thereof has been submitted to the Agent a reasonable period of time before filing with the Commission and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such an objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement). The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares and to advise the Agent of any such filing. During the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will furnish to the Agent at the time of filing thereof, a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectus. During the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the prescribed time period. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) (i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

     (b) The Company will promptly advise the Agent of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information with respect thereto or of notice of institution of proceedings for, the entry of a stop order suspending the effectiveness of the Registration

Statement by the Commission or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible. The Company will promptly advise the Agent of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and to file no such amendment or supplement to which the Agent shall object in writing, and will furnish the Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be. The Company has given the Agent notice of any filings made pursuant to the Exchange Act or 1934 Act Regulations and will furnish the Agent with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Agent or its counsel shall object in writing.

     (c) The Company will make available to the Agent, as soon as practicable after the Registration Statement becomes effective and thereafter from time to time furnish to the Agent copies of the Prospectus (or the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Agent will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T. For so long as this Agreement is in effect, the Company will prepare and file promptly such amendments or supplements to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

     (d) The Company will promptly notify the Agent to suspend the offering of Shares upon the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act which, in the reasonable judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time period, to prepare and furnish, at the Company’s expense, to the Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish the Agent with a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly to furnish, at the Company’s expense, to the Agent, copies in such quantities and at such locations as the Agent may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented (i) will reflect such change, (ii) will not, in the light of the circumstances when it is so delivered, be misleading and (iii) will comply with applicable securities laws. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

     (e) The Company will use its best efforts, in cooperation with the Agent, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Agent may designate and to maintain such qualifications in effect as long as required for the sale of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (f) The Company will furnish to the Agent for a period of three years from the date of final Settlement Date such information as the Agent may reasonably request regarding the Company.

     (g) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the Securities Act but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which a prospectus supplement is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and will advise the Agent in writing when such statement has been made available.

     (h) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all of its costs, expenses, fees and taxes incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, each prospectus supplement filed by the Company in connection with the offering and sale of Shares by the Agent under this Agreement and any amendments or supplements thereto and the printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (ii) the preparation, registration, issue, sale and delivery of the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares; (iii) the producing, word processing and/or printing of this Agreement, any power of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements (not to exceed $5,000) of counsel for the Agents in connection therewith and in connection with the preparation of the blue sky survey, any supplement thereto, (v) the preparation, printing and delivery to the Agent of copies of the Prospectus and any amendments or supplements thereto, (vi) the listing of the Shares on the NYSE Arca exchange and any registration thereof under the Exchange Act, (vii) any filing for review of the public offering of the Shares by FINRA, (viii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (ix) the fees and expenses of any transfer agent or registrar for the Shares, (x) the performance of the Company’s other obligations hereunder and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Agent caused by a breach of the representation contained in the first paragraph of Section 2(c).

     (i) The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the General Disclosure Package and the Prospectus.

     (j) The Company will not, without (a) giving the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, sell, offer or agree to sell, contract to sell, pledge, register, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock or securities convertible into or exchangeable, exercisable or redeemable for capital stock or warrants or other rights to purchase capital stock, except (A) for the registration of the Shares and the offers and sales of Shares through the Agent pursuant to this Agreement, (B) the grant by the Company of employee or director stock options in the ordinary course of business, the issuance by the Company of any shares of Common Stock in connection with the Company’s employee benefit plans or upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, of which you have been advised in writing, (C) the filing of any registration statement in respect of the 8.00% Convertible Senior Notes due 2013 and the Common Stock issuable upon conversion thereof, (D) sales of shares of Common Stock pursuant to any 10b5-1 plans in effect on the date of the Prospectus, (E) the filing of any registration statement required by the terms of any agreement set forth in Schedule B hereto and (F) the issuance or sale of shares of capital stock or securities convertible into or exchangeable, exerciseable or redeemable for capital stock or warrants to a bona fide consultant or independent contractor engaged by the Company to provide services to the Company, provided that no more than 100,000 shares of Common Stock or Common Stock equivalents are issued to any one consultant or contractor and such issuance or sale is not required to be reported pursuant to Item 3.02 of Form 8-K and the Company does not otherwise voluntarily report such issuance or sale pursuant to a press release or a Form 8-K; and provided further, that, notwithstanding the foregoing, the Company may file a registration statement with the SEC on Form S-8 for securities to be issued under the Company’s stock plans.

     (k) At any time during the term of this Agreement, as supplemented from time to time, the Company will advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to the Agent pursuant to Section 5 of this Agreement.

     (l) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement to the Prospectus included as part of the Registration Statement filed pursuant to Rule 424(b) under the Securities Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a current report on Form 8-K, unless the Agent shall otherwise reasonably request) or (iii) as otherwise may be required in Section 5(e) hereof, the Company will furnish or cause to be furnished forthwith to the Agent a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(e) of this Agreement which were last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate.

The Company represents and agrees that, unless it obtains the prior consent of the Agent, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

In addition, upon commencement of the offering of Shares under this Agreement, the Company will furnish or cause to be furnished promptly to the Agent a certificate of two of its executive officers in a form satisfactory to the Agent stating the minimum price designated from time to time by the Company’s board of directors for the sale of Shares pursuant to this Agreement or, in connection with any amendment, revision or modification of such minimum price, a new certificate with respect thereto.

     (m) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement to the Prospectus included as part of the Registration Statement filed pursuant to Rule 424(b) under the Securities Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement or relating solely to the offering of securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a current report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company will furnish or cause to be furnished forthwith within the earlier of (x) four business days or (y) to the extent there shall be an Applicable Time on or following such amendment, supplement or filing referred to in clause (i) or (ii), prior to such Applicable Time, to the Agent and to counsel to the Agent the written opinion of Stoel Rives LLP, external counsel to the Company (“Company Counsel”) or other counsel satisfactory to the Agent, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance satisfactory to the Agent and its counsel, of the same tenor as the opinions referred to in Section 5(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion.

     (n) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information (other than a current report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company will cause each Accountant, or other independent accountants satisfactory to the Agent, to furnish on or prior to the earlier of (x) four business days thereafter or (y) to the extent there shall be an Applicable Time on or following such amendment, supplement or filing referred to in clause (i) or (ii), prior to such Applicable Time, to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter.

     (o) The Company consents to the Agent trading in the Company’s Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement.

     (p) For three years from the date of this Agreement, the Company will furnish to its stockholders within 120 days after the end of each fiscal year, for so long as the Company shall not be required to file annual and periodic reports with the Commission under the Exchange Act, audited financial statements (including a balance sheet and statements of income, stockholders’ equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants.

     (q) If to the knowledge of the Company, any condition set forth in Section 5(a) or 5(f) hereof shall not have been satisfied on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

     (r) The Company will disclose in its annual reports on Form 10-K and quarterly reports on Form 10-Q, as applicable, the number of Shares sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

     (s) The Company will use its best efforts to cause the Shares to be listed on the NYSE Arca exchange and to maintain such listing and to file with the NYSE Arca exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the NYSE Arca exchange.

     (t) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

     (u) The Company will not (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay any Person (other than as contemplated by the provisions of this Agreement) any compensation for soliciting purchases of the Shares, or (iii) pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company other than as contemplated by the provisions of this Agreement.

     (v) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

     (w) The Company will not be or become, at any time prior to the expiration of three years after the final Filing Date under this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

     (x) The Company will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

     Section 5. Conditions of Agent’s Obligations. The obligations of the Agent hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable date referred to in Section 4(l), each Filing Date, each Applicable Time and as of each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions precedent:

     (a) (i) The Registration Statement has become effective and no stop order with respect to the effectiveness of any one of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act and no order directed at any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company or the Agent of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, and the General Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (b) No material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition, net worth or prospects of the Company shall occur or become known and no transaction which is material and unfavorable to the Company shall have been entered into by the Company.

     (c) The Company shall furnish or cause to be furnished to the Agent, on every date specified in Section 4(m) hereof, the opinion of Company Counsel, addressed to the Agent and dated as of such date, and in form satisfactory to the Agent and its counsel, substantially in the form of Exhibit A, attached hereto (subject, in each case, to limitations, qualifications, exceptions and assumptions satisfactory to the Agent).

     (d) At the dates specified in Section 4(n) hereof, the Agent shall have received from each Accountant letters dated the date of delivery thereof and addressed to the Agent in form and substance satisfactory to the Agent and its counsel.

     (e) The Company will deliver to the Agent a certificate, prior to the earlier of (x) four business days following each Filing Date or (y), to the extent there shall be an Applicable time on or following such Filing Date, prior to such Applicable Time, (each, a “Certificate Date”), of two of its executive officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Certificate Date, (ii) the Company has performed or shall perform such of its obligations under this Agreement as are to be performed at or before each such

Certificate Date, and (iii) the conditions set forth in paragraphs (a) and (b) of this Section 5 have been met.

     In addition, on each Certificate Date, the certificate shall also state that the Shares sold during the period to which the certificate relates have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken.

     (f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Applicable Time or related Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

     (g) The Shares shall have been approved for listing on the NYSE Arca exchange, subject only to notice of issuance at or prior to the Settlement Date.

     (h) The Company shall have furnished to the Agent such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Settlement Date as the Agent may reasonably request.

     (i) The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

     (j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

     (k) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which the Agent objects in writing.

     (l) Between the time of execution of this Agreement and the time of sale of Shares through the Agent, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

Section 6.

Indemnification.

     (a) Indemnification of Agent. The Company agrees to indemnify and hold harmless the Agent, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) and the person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors and Officers. The Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Agent, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Agent on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, relative to the total compensation received by the Agent from the sale of Shares on behalf of the Agent.

     The relative fault of the Company on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Agent shall not be required to contribute any amount in excess of the total compensation received by the Agent in connection with the sale of Shares on behalf of the Company.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, the person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Agent’s Affiliates shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 8.

Termination.

     (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Agent for the Company, then Sections 4(g) and (p) shall remain in full force and effect notwithstanding such termination, (ii) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination and (iii) the provisions of Section 2, Section 4(h), Section 6, Section 7 and Section 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

     (b) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 2, Section 4(h), Section 6, Section 7 and Section 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

     (c) This Agreement shall remain in full force and effect until the fifth anniversary of the date hereof unless terminated pursuant to Section 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 2, 4(h), Section 6, Section 7 and Section 20 of this Agreement shall remain in full force and effect.

     (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of the second to last paragraph of Section 3 hereof.

     Section 9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Agent, shall be sufficient in all respects if delivered or sent to Merrill Lynch & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, fax no. (212) 449-0355, Attention: Charles Hill, with copies to each of Charles Plohn and Terrence O'Brien, at the same address; if to the Company, it shall be sufficient in all respect if delivered or sent to the Company at the offices of the Company at 5152 North Edgewood Drive, Suite 375, Provo, Utah 84604, fax no. (801) 374-3314, Attention: General Counsel. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     Section 10. Parties. The Agreement herein set forth has been and is made solely for the benefit of the Agent and the Company and to the extent provided in Section 6 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Agent) shall acquire or have any right under or by virtue of this Agreement.

     Section 11. Adjustments For Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

     Section 12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

     Section 13. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     Section 14. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts entered into and to be performed within such state without regard to conflicts of law principles.

Section 15. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     Section 16. Submission To Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Agent or any indemnified party. Each of the Agent and the Company (in the case of the Company on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contracts, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final, non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     Section 17. Successors and Assigns. This Agreement shall be binding upon the Agent and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Agent’s respective businesses and/or assets.

     Section 18. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (c) the Agent has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent has no any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     Section 19. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

     Section 20. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its Affiliates or selling agents, any person controlling the Agent, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Shares.

Section 21. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agent, with respect to the subject matter hereof.

     Section 22. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

RASER TECHNOLOGIES, INC.

By: /s/ MARTIN F. PETERSEN Name: Martin F. Petersen Title: CFO

ACCEPTED as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ FRAN JACOBSON

Authorized Signatory

Exhibit A

FORM OF OPINION OF STOEL RIVES LLP

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.	The Company has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the ATM Equity Offering Sales Agreement.

3.	The authorized, and to our knowledge, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the section entitled “Description of Capital Stock” under the captions “Common Stock” and “Preferred Stock” (except for subsequent issuances, if any, pursuant to the ATM Equity Offering Sales Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus); all of such shares of issued and outstanding common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of common stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company under the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), or the Company’s amended and restated bylaws (the “Bylaws”).

4.	RTOC is validly existing as a corporation in good standing under the laws of the State of Utah, has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as presently conducted; and all of the issued and outstanding capital stock of RTOC has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

5.	Each of RPS, Truckee and Lightning is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has limited liability company power and limited liability company authority to own, lease and operate its properties and to conduct its business as presently conducted; and all of the issued and outstanding membership interests of each of RPS, Truckee and Lightning has been duly authorized and validly issued and, to our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

6.	The ATM Equity Offering Sales Agreement has been duly authorized, executed and delivered by the Company.

7.	The Shares have been duly authorized by the Company for issuance and sale pursuant to the ATM Equity Offering Sales Agreement and, when issued and delivered by the Company pursuant to the ATM Equity Offering Sales Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non- assessable.

8.	A New York state court or a United States federal court applying New York law would give effect to the choice of New York law to govern the ATM Equity Offering Sales Agreement, as provided in Section 5-1401 of the General Obligations Law of the State of New York.

9.	The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company under the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws.

10.	The Shares and the ATM Equity Offering Sales Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

11.	The forms of certificate used to evidence shares of Common Stock comply in all material respects with any applicable requirement of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Company, and the NYSE Arca exchange.

12.	The Registration Statement has been declared effective under the Securities Act; the Prospectus has been filed pursuant to Rule 424(b) of the Securities Act in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, based solely on a telephone conversation with a member of the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or threatened by the Commission.

13.	The documents incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus (other than the financial statements and supporting schedules and other financial data therein, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

14.	Each of the Registration Statement and the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

15.	Except as disclosed in the Registration Statement or incorporated therein by reference, to our knowledge there is not pending or threatened in writing any action, suit, proceeding, inquiry or investigation, to which the Company or any Designated Subsidiary is a party, or to which the property of the Company or any Designated Subsidiary is subject, before or brought by any court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect, or which if adversely decided would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Transactions or the performance by the Company of its obligations under the ATM Equity Offering Sales Agreement.

16.	The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Material Federal Income Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income and estate tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize the matters set forth therein in all material respects.

17.	The information included in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” to the extent that it constitutes matters of law, summaries of legal matters, documents referred to therein or legal conclusions, has been reviewed by us and fairly summarizes the matters set forth therein in all material respects.

18.	The information under the caption “Item 1. Business—Government Regulation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in the General Disclosure Package and in the Prospectus, to the extent that it constitutes matters of law, summaries of legal matters, legal proceedings, or legal conclusions, has been reviewed by us and fairly summarizes the matters set forth therein in all material respects.

19.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal, Utah or Delaware court or governmental authority or agency (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Shares will be offered or sold, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the ATM Equity Offering Sales Agreement by the Company or for the offering, issuance, sale or delivery of the Shares and the listing of the Shares on the NYSE Arca Exchange.

20.	The execution and delivery of the ATM Equity Offering Sales Agreement does not and the consummation of the transactions contemplated in the ATM Equity Offering Sales Agreement thereby will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or Repayment Event (as defined in Section 2(j) of the ATM Equity Offering Sales Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (except for such breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Designated Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any federal, Utah or Delaware government, government instrumentality or court having jurisdiction over the Company or any Designated Subsidiary or any of their respective properties, assets or operations.

21.	The Company is not required to, and after giving effect to the issuance and sale of the Shares as contemplated by the ATM Equity Offering Sales Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be required to, register as “investment company” under the 1940 Act.

22.	Nothing has come to our attention that has caused us to believe that (1) the Registration Statement (except for the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no belief), at the time the Registration Statement became effective or as of the date of the ATM Equity Offering Sales Agreement, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (2) the General Disclosure Package as of the date of the ATM Equity Offering Sales Agreement (except for the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no belief) included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (3) the Prospectus (except for financial statements and related notes and schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which we express no belief), as of its date and as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SCHEDULE A List of Subsidiaries Raser Technologies Operating Company, Inc.

Raser Power Systems, LLC

Truckee Geothermal No. 1 SV-01, LLC

Lightning Dock Geothermal No. 1 HI-01, LLC

SCHEDULE B

Name	Securities	Comments

Merrill Lynch	3,700,000	On January 16, 2008, the Company,
	Warrants	together with its subsidiary, Truckee
	3,700,000 Shares	Geothermal No. 1 SV-01, LLC,
entered into a commitment letter
(the “Commitment Letter”), with
Merrill Lynch. The Commitment
Letter provides for the structuring
and financing of up to 155
megawatts (“MW”), of geothermal
power plants to be developed by the
Company, including a financing
commitment from Merrill Lynch to
provide non-recourse financing for
the construction of a 10.5 MW
geothermal power plant in Nye
County, Nevada, subject to certain
conditions. In connection with the
Commitment Letter, the Company
granted 3,700,000 warrants (the
“Warrants”) to Merrill Lynch, and
entered into a registration rights
agreement relating to the registration
of the resale of the Warrants and the
shares of Common Stock issuable
upon exercise of the Warrants.

Cummins & Barnard	15,000 Shares	The Company has an obligation to
use reasonable efforts to register the
resale of 15,000 shares of Common
Stock held by Cummins & Barnard
pursuant to a future registration
statement.

Cummins & Barnard	15,000 Shares	The Company has a contingent
obligation to issue 15,000 shares of
Common Stock to Cummins &
Barnard. If issued, the Company
has agreed to use reasonable efforts
to register the resale of such
contingent shares pursuant to a
future registration statement if the
Company cannot issue the shares
pursuant to an existing registration
statement on Form S-8.

National Geothermal	25,000 Shares	The Company has a contingent
obligation to issue 25,000 shares of
Common Stock to National
Geothermal. If issued, the Company
has agreed to use reasonable efforts
to register the resale of such
contingent shares in a future
registration statement.

Intermountain Consumer	67,949 Shares	The Company has an obligation to
Professional Engineers, Inc.		use reasonable efforts to register the
resale of 67,949 shares of Common
Stock held by Intermountain
Consumer Professional Engineers,
Inc. pursuant to a future registration
statement.